UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On October 23, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) issued a News Release entitled “Setting the Record Straight: Gerald Haddock’s Track Record of Value Creation.” The News Release addresses unsubstantiated statements made by Allen Hartman during an October 16, 2025 Zoom call concerning Mr. Haddock’s leadership at Crescent Real Estate Equities. The Company’s response highlights, with cited support, Mr. Haddock’s history of forming multi-billion-dollar public enterprises, driving strategic growth, and achieving meaningful returns for shareholders. The communication contrasts these evidentiary facts and records with Hartman’s unsubstantiated and unsupported “third-party” claims and cautions Hartman’s misleading statements risk violating SEC Rule 14a-9. It also reiterates that Mr. Hartman’s focus on liquidation would violate loan covenants and expose shareholders to unnecessary risk, while the Company’s current strategy is centered on stability, compliance, and long-term value creation. Please refer to the full rebuttal letter response presented below and attached hereto as Exhibit 99.1 for further details.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	October 23, 2025 - News Release - CEO Haddock’s Track Record of Value Creation

October 23, 2025

Setting the Record Straight: Gerald Haddock’s Track Record of Value Creation

Dear Silver Star Shareholders,

Recent remarks by Allen Hartman during the October 16, 2025 Zoom call concerning Mr. Haddock’s leadership at Crescent Real Estate Equities unfortunately misrepresent the historical record and diminish the broader impact Mr. Haddock has achieved as a steward of shareholder value.

Specifically, Mr. Hartman stated, “I learned when [Haddock] was CEO of Crescent. He was CEO of Crescent. The value of Crescent dropped $200 million when he was CEO, kind of like what happened here,” and further remarked, “this information that I just cited is all published, by the way, it all came from a third party. I'm not making it up.”

Such assertions, particularly when attributed to unnamed “third parties,” are both misleading and risk violating SEC Rule 14a-9, which prohibits false or misleading statements in proxy materials.

A simple and objective review of public information demonstrates Mr. Haddock’s long-standing history of value creation, both at Crescent and throughout his distinguished career. As evidenced by the linked Vital Energy Acquisition Corp. Investor Presentation, Mr. Haddock is routinely recognized for his leadership in executing significant transactions, forming multi-billion-dollar public enterprises, and achieving noteworthy returns for stakeholders. Even today, prominent institutions reference Mr. Haddock’s tenure at Crescent and Valaris as proof of his ability to drive strategic growth and operational excellence.

In addition, regarding Mr. Haddock’s compensation at Crescent, the linked Stock Option Legacy document transparently details an incentive package that, at the time, constituted a precedent-setting arrangement among executives leading transformative growth in real estate investment trusts.

This correspondence is not intended as a mere recitation of Crescent’s legacy, but rather as a reaffirmation, based on cited and provided factual, publicly available records, that Mr. Haddock has consistently produced significant value when serving as a principal executive or advisor, whether in real estate, energy, or related sectors. Unlike Hartman who cites unsubstantiated and unreferenced claims to “third parties”, Mr. Haddock provides cited facts and sources. The continued endorsement of Mr. Haddock’s expertise by current market participants underscores that achievement is measured by meaningful outcomes.

Finally, it should be noted that Mr. Hartman’s ongoing efforts to direct attention away from pending litigation – litigation in which he and his affiliates remain directly exposed – do not represent a viable path forward for Silver Star. A liquidation would immediately trigger a lender takeover. It is then apparent that all liquidation would serve Hartman’s position only for the purpose of seeking relief from litigation, rather than advancing a genuine business strategy. The operative position in Silver Star’s loan agreement with its lender is “Borrower will continuously maintain (a) its existence, (b) its rights to do business in the State and (c) its franchises and trade names, if any. Borrower shall not (i) engage in any division, dissolution, liquidation or consolidation or merger with or into any other business entity.” If this provision is breached, then there is an event of default.

For a more complete record – encompassing Mr. Haddock’s direct compensation history, his demonstrable record of value creation, and confirmation of present-day institutional support – please refer to the following links:

Vital Energy Acquisition Corp. Investor Presentation:
•https://silverstarreit.com/wp-content/uploads/2025/10/Vital.pdf
Stock Option Legacy
•https://silverstarreit.com/wp-content/uploads/2025/10/Stock_Option_Legacy_Gerald_Haddock_Crescent.pdf
Leadership Legacy
•https://silverstarreit.com/wp-content/uploads/2025/10/Leadership_Legacy_Gerald_Haddock_Crescent.pdf

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Voting questions? Contact Alliance Advisors at 1-844-202-6616 or email SLVS@allianceadvisors.com.

Sincerely,

The Board of Directors
Silver Star Properties REIT

Media Contact:
📧  press@silverstarREIT.com
Investor Relations Contact:
📧  investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6 promulgated thereunder, to the extent that any information contained in this Proxy Statement Supplement modifies, supersedes, or supplements the disclosures set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025, such information shall be deemed to so modify, supersede, or supplement—and shall be incorporated by reference into—that Proxy Statement as of the date hereof. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.
Participants in the Solicitation
Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee and current directors, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “draft”. “pro forma”, “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations its annual report on Form 10-K can be completed and publicly filed; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s view of the future of self-storage; the Company’s view of the future performance of any specific asset or all assets of the Company; the Company’s view of the potential future share price of the common stock; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in presentations and press and news releases speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.